UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2014

SEMLER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36305	26-1367393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2330 NW Everett St. Portland, Oregon		97210
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (877) 774-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Compensatory Arrangements of Certain Officers

On August 26, 2014, stockholders of Semler Scientific, Inc. (the “Company”) holding 50.4% of the 4,708,017 shares of the Company’s common stock, $0.001 par value per share, outstanding, approved the 2014 Stock Incentive Plan (the “Plan”). The stockholders approved the Plan by unanimous written consent without a meeting pursuant to Section 228 and Section 242 of the Delaware General Corporations Law. The Plan provides for awards of stock options, stock appreciation rights, restricted stock, restricted stock units, and stock bonuses to eligible employees, directors, and consultants; and permits issuance of a maximum of 450,000 shares of the Company’s common stock. The Plan also allows for the annual automatic increase of the share pool on January 1st of each year, for a period of not more than 10 years, beginning on January 1st of the year following the year in which the Plan becomes effective and ending on (and including) January 1, 2024, in an amount equal to 4% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year. The Plan expires automatically on July 23, 2024.

Item 5.07       Submission of Matters to a Vote of Security Holders

The disclosure in Item 5.02 is incorporated by reference herein.

Item 9.01       Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Semler Scientific, Inc. 2014 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMLER SCIENTIFIC, INC.

By:	/s/ Dan Conger
	Name:	Dan Conger
	Title:	VP Finance

Date: September 2, 2014